UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	70071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In connection with the management transition plan of Cadiz Inc. (the “Company”) previously approved by the Company’s Board of Directors (the “Board”) and reported in the Company’s Current Report on Form 8-K filed on December 8, 2023 (the “Prior Current Report”), Scott Slater submitted his resignation on December 31, 2023, as Chief Executive Officer, President and a director of the Company effective as of such date. Mr. Slater’s resignation was not because of a disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Slater will continue to serve as a senior advisor to the Company.

     As part of the management transition plan, the Board appointed Susan Kennedy as Chief Executive Officer of the Company effective as of January 1, 2024. The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with regard to Ms. Kennedy is contained in the Prior Current Report and is incorporated herein by reference.

     There is currently no plan, contract or arrangement or any grant or award made in connection with Ms. Kennedy’s appointment as Chief Executive Officer, and any such plan, contract or arrangement, or grant or award, will be reported when determined.  Ms. Kennedy’s previously reported compensatory arrangements, grants and awards remain in effect without modification.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

By: /s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Date: January 5, 2024